INSURANCE MATTERS

      This Agreement, dated as of ------- --, 2000, between GENROCO, INC., a Wisconsin corporation ("GENROCO"), and VIDEOPROPULSION, INC., a Wisconsin corporation ("VideoPropulsion"), shall govern the rights and obligations of GENROCO and VideoPropulsion with respect to various pre-existing contracts insuring GENROCO and covering risks associated with, or arising out of, the assets, business or operations of its video Division.

      WHEREAS, GENROCO  has transferred  to  VideoPropulsion, effective  as  of
 January 1, 2000 (the "Effective Date"), certain GENROCO assets related to GENROCO's video business formerly conducted by the Division as described in the Contribution Agreement, Plan and Agreement of Reorganization and Distribution (the "Contribution Agreement") of even date herewith, including, without limitation, the development, production, manufacture, marketing, use, storage, distribution, disposal and sale of certain video products (all of which shall be referred to collectively as the "Division Business.")

      WHEREAS, in certain years prior to this transfer, GENROCO obtained various policies of insurance (the "Policies"), covering, among other things, risks associated with, or arising out of, the assets, business or operations of the Division.

      WHEREAS, the Policies may provide coverage in a number of areas, including, without limitation: automobile liability; comprehensive and general liability; employer's liability; fiduciary liability, directors' and officers' liability and excess liability; including liabilities under the owner controlled insurance program.

      WHEREAS, without relinquishing its rights as an owner of, and insured under, the Policies, GENROCO now wishes to permit VideoPropulsion to share certain of GENROCO's benefits, and VideoPropulsion wishes to assume certain of GENROCO's responsibilities, under the Policies.

      NOW THEREFORE, in consideration of the mutual promises contained in this document, the parties agree that:

 1.   INSURANCE COVERAGE.

      1.1. GENROCO shall continue at all times as owner of, and beneficiary under, the Policies, and this Agreement shall not be considered as an attempted assignment of the Policies or as a contract of insurance.

      1.2. The Policies which are listed on related Exhibit 1.2 were obtained by GENROCO at various times prior to the date of this Agreement and may cover risks associated with, or arising out of, the Division Business. GENROCO does not warrant that related Exhibit 1.2 contains or will contain an accurate or complete list of the insurance potentially available to cover the Division Business, and states only that it has compiled the list to the best of its abilities based on currently available information. GENROCO shall have no obligation to undertake any further search of its records, or the records of any third parties, to seek additional policies or information about policies not found on the exhibit. However, each party agrees that it will share with the other any information it gathers about additional policies, and that such additional policies which are found potentially to provide coverage for risks associated with the Division Business shall be subject to the provisions of this Agreement as if listed on related Exhibit 1.2 and shall be deemed within the definition of Policies.

      1.3. GENROCO does not warrant that the Policies or any other policies of insurance provide any coverage to VideoPropulsion or GENROCO generally, or with respect to any particular risk.

      1.4. With respect to coverages after the Effective Date, GENROCO shall have no obligation to continue in force the Policies or any other policy of insurance and may cease to continue in force any policy of insurance without notice to VideoPropulsion and GENROCO will be entitled to receive any refund of proceeds or policy premium thereof. After March 1, 2000 VideoPropulsion shall be solely responsible for obtaining and maintaining all policies of insurance covering its business and other activities after such date.

 2.   PENDING INSURED LITIGATION.

      2.1. VideoPropulsion shall compile Exhibit 2.1 which contains a list of the litigation, if any, allegedly associated with, or arising out of, the Division Business prior to the date of this Agreement for which VideoPropulsion believes there may be insurance coverage under the Policies. This litigation together with all threatened litigation and claims arising out of the Division Business shall be referred to as "Pending Insured Litigation". VideoPropulsion does not warrant that this exhibit will contain an accurate or complete list of such litigation, and states only that it has compiled and will compile the list to the best of its abilities based on currently available information. Additional litigation and threatened litigation determined by VideoPropulsion at a later date as having been omitted from the exhibit shall be subject to this Agreement as if listed on the exhibit and shall be deemed included within the definition of litigation or threatened litigation.

      2.2. With respect to Pending Insured Litigation, VideoPropulsion states to the best of its knowledge that all appropriate insurance carriers have been or will be placed on notice in a timely fashion, as or if required by the terms of the Policies.

 3.   NEW INSURED LITIGATION.

      3.1. The parties acknowledge that after the Effective Date there may be further litigation or other claims made, filed, commenced or threatened against VideoPropulsion or GENROCO allegedly associated with, or arising out of, the Division Business ("New Insured Litigation").

      3.2. VideoPropulsion shall notify GENROCO of any New Insured Litigation which may be covered under GENROCO's insurance policies and Mr. Keith Brue, a GENROCO employee, shall be responsible for notifying any appropriate insurance carriers.

      3.3. Except as provided in Paragraph 3.2 above, VideoPropulsion shall be solely responsible for notifying all appropriate insurance carriers providing coverage to VideoPropulsion or for the activities and operations of the Division, if any, regarding New Insured Litigation and all other litigation and claims, except in cases where the insurance carriers have refused in writing to deal directly with VideoPropulsion, in which case VideoPropulsion shall promptly notify GENROCO. VideoPropulsion shall notify GENROCO of any litigation and claims VideoPropulsion has submitted to GENROCO's excess insurers. VideoPropulsion also shall notify GENROCO promptly if it appears that New Insured Litigation may involve the assets, business or operations of GENROCO.

 4.   CASE HANDLING AND COOPERATION.

      4.1. VideoPropulsion agrees that it shall notify, report to, and cooperate fully with the insurance carriers and GENROCO with respect to
 Pending Insured Litigation and New Insured Litigation as though VideoPropulsion were the named insured under the policies of insurance.

      4.2. The parties acknowledge that VideoPropulsion has been designated the case handler for all Pending Insured Litigation and, likewise, may be designated by GENROCO as the case handler for all New Insured Litigation, under the terms of the Assignment Agreement.

      4.3. GENROCO will notify the insurance carriers issuing the Policies of the terms of this Agreement and the Contribution Agreement and the Assignment Agreement and will request that the insurance carriers deal directly with VideoPropulsion, as case handler regarding the management of any Pending Insured Litigation and any New Insured Litigation.

      4.4. In the event that an insurance carrier shall refuse or fail to deal directly with VideoPropulsion, VideoPropulsion shall continue as case handler and GENROCO shall provide reasonable support to VideoPropulsion in communicating with the insurance carrier.

      4.5. In the event VideoPropulsion wishes to commence an action against an insurance carrier for failure to provide defense or indemnification for Pending Insured Litigation or New Insured Litigation under one or more of the Policies, it shall not do so without the written consent of GENROCO. Upon a request by VideoPropulsion, GENROCO may, in its sole discretion, permit VideoPropulsion to prosecute such an action in the name of GENROCO, in which case VideoPropulsion shall bear all expenses of the litigation and shall hold GENROCO harmless from any costs of such litigation, including without limitation fees, expenses, charges, awards of any type or judgments which may be assessed against GENROCO. GENROCO's consent to the prosecution of such an action will not be withheld or delayed unreasonably.

 5.   PAYMENT OF COSTS AND PROCEEDS.

      5.1. To the extent that an insurance carrier pays GENROCO for all or any portion of the costs of defense of, or pays all or any portion of the amounts in settlement of, or in satisfaction of a judgment for, Pending Insured Litigation or New Insured Litigation, for which VideoPropulsion provided GENROCO with defense and indemnification as required by the Assignment Agreement, GENROCO shall pay over such sums in excess of GENROCO's own reasonable expenses and costs (including attorneys' fees) or cause such sums to be paid over to VideoPropulsion or for its benefit within thirty days of their receipt.

      5.2. If VideoPropulsion fails to defend and indemnify GENROCO for a Pending Insured Litigation matter or New Insured Litigation matter as required under the Assignment Agreement, GENROCO shall have no obligation to pay over to VideoPropulsion any portion of the payments received with respect to that matter from the insurance carriers; however, receipt of such payments by GENROCO shall not relieve VideoPropulsion of its obligations to defend or indemnify GENROCO to the extent such proceeds are insufficient to meet VideoPropulsion's obligations.

      5.3. To the extent that a Pending Insured Litigation matter or New Insured Litigation matter involves assets, businesses or operations of GENROCO not transferred to VideoPropulsion, and GENROCO is wholly or partially responsible for the costs of defense, costs of settlement or costs of satisfaction of a judgment under the Assignment Agreement, then the amounts paid by the insurance carriers with respect to that matter under this Agreement will be shared by the parties in the same proportion as the parties are responsible for paying such amounts under the Assignment Agreement.

      5.4. Notwithstanding the foregoing, if GENROCO incurs out-of-pocket expenses prior to the time VideoPropulsion defends and indemnifies GENROCO as required under the Assignment Agreement for a Pending Insured Litigation matter or a New Insured Litigation matter, then GENROCO shall first apply the payments received with respect to that matter from the insurance carriers to offset GENROCO's own reasonable expenses and costs and then shall pay over any balance received to VideoPropulsion.

      5.5. It is understood between the parties that VideoPropulsion's obligation to defend, indemnify, save and hold harmless GENROCO under the Assignment Agreement shall arise at a time specified in that Agreement which will often be prior to the time insurance proceeds will be available. Furthermore, it is agreed that, ultimately, the right to a defense and indemnification under the Assignment Agreement applies only insofar as it is not covered by insurance. Therefore, the parties acknowledge that VideoPropulsion's obligation to provide a defense and indemnification under the Assignment Agreement shall not be delayed pending the results of any claims made under insurance policies and that GENROCO and VideoPropulsion shall account between themselves at the conclusion of a matter if any financial adjustments are required due to the receipt of such proceeds.

 6.   DISPUTE RESOLUTION.

      6.1. In an effort to resolve informally and amicably any claim or controversy arising out of or related to the interpretation or performance of this Agreement without resorting to litigation, a party shall first notify the other of any difference or dispute under this Agreement that requires resolution. GENROCO and VideoPropulsion each shall designate an employee to investigate, discuss and seek to settle the matter between them. If the two are unable to settle the matter within 30 days after notification (or such longer period as may be agreed to expressly by the parties), the matter shall be submitted to a senior officer of GENROCO and VideoPropulsion, respectively, for consideration.

      6.2. If settlement cannot be reached through the efforts of the senior officers within an additional 30 days, or such longer time period as they shall agree upon, the parties shall consider mediation, arbitration or other alternative means to resolve the dispute. If they are unable to agree on an alternative dispute resolution mechanism, either party may initiate legal proceedings to resolve the matter.

 7.   NOTICES.

      7.1. All notices and communications required or permitted under this Agreement shall be in writing and any communication or delivery of them shall be deemed to have been duly made if actually delivered, or if mailed by first class or certified mail, postage prepaid, or by air express service, with charges prepaid. Except for notices to insurance carriers under Section 3.2 and 3.3 and for bills and payments under Section 6 of this Agreement, all notices and communications shall be addressed as follows:

           If to GENROCO:           GENROCO, Inc.
                                    255 Info Highway
                                    Slinger, Wisconsin  53086
                                    Attention: CEO

           If to VideoPropulsion:   VideoPropulsion, Inc.
                                    251 Info Highway
                                    Slinger, Wisconsin  53086
                                    Attention:  CEO

      7.2. Either party may, by written notice so delivered to the other, change the address to which future delivery shall be made.

 8.   AMENDMENT AND NON-WAIVER.

      8.1. This Agreement may not be altered or amended, nor any rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver.

      8.2. No waiver of any term, provision or condition of this Agreement or failure to exercise any right, power or remedy or failure to enforce any provision of this Agreement, in any one or more instances, shall be deemed to be a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition or enforcement right of this Agreement or deemed to be an impairment of any right, power or remedy or acquiescence to any breach.

 9.   GOVERNING LAW.

      This Agreement and the transactions it contemplates shall be construed in accordance with, and governed by, the internal laws of the State of Wisconsin.

 10.  ENTIRE AGREEMENT.

      This Agreement and the Contribution Agreement and the other agreements executed and delivered thereunder constitute the entire understanding of the parties with respect to their subject, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

 11.  PARTIES IN INTEREST.

      Neither party may assign its rights or delegate any of its duties under this Agreement without prior written consent of the other. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any third party any benefits, rights or remedies.

 12.  REFORMATION AND SEVERABILITY.

      If any provision of this Agreement shall be held to be invalid, unenforceable or illegal in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal and preserve the original intent of the parties, or (ii) if such a provision cannot be reformed, such provision shall be severed from this Agreement. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement to the extent that such other provision is not itself actually in conflict with any applicable law.

 13.  TITLES AND HEADINGS.

      All titles and headings have been inserted solely for the convenience of the parties and are not intended to be a part of this Agreement or to affect its meaning or interpretation.

 14.  CONFLICTS

      In the event of conflict between this Agreement and the Contribution Agreement or any agreement, schedule, exhibit, or annex thereto, this Agreement, to the extent any part specifically covers a matter, shall control; provided that any specific matters covered in the Employee Benefits and Compensation Agreement, dated December 31. 1999 will control over any conflicting provisions of this Agreement.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of this ---- day of -------, 2000.

                                        GENROCO, INC.

                                             By:-------------------------------
                                                  Keith Brue
                                                  Executive Vice President and
                                                  Chief Financial Officer

                                        VIDEOPROPULSION, INC.

                                             By:-------------------------------
                                                  Chris Good
                                                  Executive Vice President and
                                                  Chief Technical Officer